Exhibit 3.1



            CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION OF
                           GOURMET HERB GROWERS, INC.

     Pursuant to section 78.390 of the Nevada Revised Statutes, Gourmet Herb Growers, Inc., a Nevada corporation, hereinafter referred to as the "Corporation," hereby adopts the following Amendment to its Articles of Incorporation.

               1. The  Corporation's  Articles  of  Incorporation  are hereby by
deleting   Article  III  thereof,   captioned   "STOCK,"  in  its  entirety  and
substituting the following therefor:

                                ARTICLE III STOCK

       The aggregate number of shares which this corporation shall have authority to issue is 500,000,000 shares of Common Stock having a par value of $.001 per share and 1,000,000 shares of Preferred Stock having a par value of $.001 per share. All Common Stock of the corporation shall be of the same class and shall have the same rights and preferences. The corporation shall have authority to issue the shares of Preferred Stock in one or more series with such rights, preferences and designations as determined by the Board of Directors of the corporation. Fully-paid stock of this corporation shall not be liable to any further call or assessment.

               2. This Amendment shall become effective on the date it is filed with the Nevada Secretary of State.

               3. Except as specifically provided herein, the Corporation's Articles of Incorporation shall remain unmodified and shall continue in full force and effect.

               4. By execution hereof, the Corporation's President certifies that the foregoing Certificate of Amendment to Articles of Incorporation of Gourmet Herb Growers, Inc. was duly authorized and adopted by the Corporation's board of directors and by the written consent of stockholders holding 11,200,000 shares of the Corporation's Common Stock, which constituted 87.5% of the 12,800,000 shares of the Corporation's Common Stock that were issued and outstanding on December 13, 2007, the record date.

         Dated the 13th day of December 2007.

                                                 Gourmet Herb Growers, Inc.


                                                 By: /s/ Richard Crimmins
                                                     --------------------
                                                 Richard Crimmins, President and
                                                 Chief Executive Officer

ROSS MILLER Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)
-----------------------------------


USE BLACK INK ONLY - DO NOT HIGHLIGHT         ABOVE SPACE IS FOR OFFICE USE ONLY


             Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations
                         ------------------------------
         (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.   Name of corporation:
--------------------------------------------------------------------------------
     Gourmet Herb Growers, Inc.
--------------------------------------------------------------------------------
2. The articles have been amended as follows (provide article numbers, if available):
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Pursuant to the Certificate of Amendment of Articles of Incorporation of Gourmet
Herb Growers, Inc., a copy of which is attached hereto, Article III of the Corporation's articles of incorporation has been amended to increase the number of authorized shares of the Corporation's common stock from 100,000,000 shares of common stock, par value $0.001 to 500,000,000 shares of common stock, par value $0.001. Article III, as amended, provides as follows:

                               ARTICLE III STOCK

The aggregate number of shares which this corporation shall have authority to issue is 500,000,000 shares of Common Stock having a par value of $.001 per share and 1,000,000 shares of Preferred Stock having a par value of $.001 per share. All Common Stock of the corporation shall be of the same class and shall have the same rights and preferences. The corporation shall have authority to issue the shares of Preferred Stock in one or more series with such rights, preferences and designations as determined by the Board of Directors of the corporation. Fully-paid stock of this corporation shall not be liable to any further call or assessment.
--------------------------------------------------------------------------------

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is:
                           87.5% of the voting power
                           -------------------------

4. Effective date of filing (optional):

5. Officer Signature (Required):        X  /s/Richard Crimmins
                                           -------------------
*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.